                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                              BECKMAN COULTER, INC.


                                       AND


                                AFFYMETRIX, INC.


                                                , 1998
                                ----------------

                            ASSET PURCHASE AGREEMENT



         This Asset Purchase Agreement (this "Agreement") is entered into as of ____________, 1998, by and between AFFYMETRIX, INC., a California corporation (the "BUYER") and BECKMAN COULTER, INC., a Delaware corporation (the "SELLER"). The Buyer and the Seller are referred to collectively herein as the "PARTIES."

                                 R E C I T A L S

         WHEREAS, Buyer desires to purchase particular assets (and assume the liabilities relating to such assets) of the Seller, as more fully described in this Agreement and Seller desires to sell, transfer and convey such assets and related liabilities to Buyer, all subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  1. DEFINITIONS

         "ACQUIRED ASSETS" means all of the right, title, and interest that the Seller possesses and has the right to transfer in and to the BCI Technology, the Equipment and the business associated therewith. Buyer shall not receive or acquire any assets of Seller other than the Acquired Assets.

         "ARRAY CHIPS" means a series of polynucleotides arranged in an array on a substrate to perform quantitative or qualitative analyses.

         "ASSUMED LIABILITIES" means

                  (a) only those liabilities and obligations that arise out of or relate to the ownership, use or operation of the BCI Technology accruing from and after the Closing:

                  (b) Buyer shall not assume any Liabilities, obligations or commitments of Seller other than the Assumed Liabilities:

         "ASSUMPTION AGREEMENT" shall mean the Assumption Agreement attached hereto as Exhibit A.

         "BCI TECHNOLOGY" shall mean and is limited to the specific patents, copyrights, software concepts and know-how set forth in Schedule 1 and relating to creating and analyzing polynucleotide sequences in accordance with the methods claimed in U.S. Patent Nos. 5,436,327 and 5,700,637 and their U.S. and foreign counterparts and specifically includes all of Seller's intellectual property rights acquired pursuant to the Isis Agreement.

         "BUYER" has the meaning set forth in the preface above.

         "CLOSING" has the meaning set forth in Section 2(d)below.

         "EQUIPMENT" shall mean tools and equipment related solely to the Acquired Assets.

         "Exclusive License" shall mean the License Agreement to be entered into between Buyer and the LLC, attached hereto as Exhibit B.

         "ISIS AGREEMENT" means that certain Agreement between Beckman Instruments, Inc. and Isis Innovation Limited, revised as of April 17, 1996 and attached hereto as Exhibit C.

         "KNOWLEDGE" means actual knowledge of an officer of the relevant Party, after reasonable inquiry.

         "LIABILITY" shall mean any liabilities or obligations of any nature, whether known or unknown, accrued, absolute, contingent or otherwise.

         "LLC" has the meaning set forth in Section 3(b) below.

         "Non-Exclusive License" shall mean the license agreement to be entered into between the Buyer and the LLC, attached hereto as Exhibit D.

         "Operating Agreement" means the Limited Liability Company Operating Agreement of the LLC, attached hereto as Exhibit E.

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or any similar entity duly formed under the laws of the State of its formation.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER than liens for taxes not yet due and payable.

         "SELLER" has the meaning set forth in the preface above.

         "SELLER'S WIRE INSTRUCTIONS" means the instructions to be supplied by Seller to Buyer at the Closing.

         "TAXES" shall mean all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, goods and services, AD VALOREM, earnings, franchise, profits, license, withholding (including all obligations to withhold or collect for Taxes imposed on others), payroll, employment, excise, severance, stamp, occupation, premium, property, excess profit or windfall profit tax, custom duty, value added or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount (whether payable directly, by withholding or otherwise).

         2. BASIC TRANSACTION.

                  (a) PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions of this Agreement, at the Closing Seller shall sell, transfer, convey, and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller all of its right, title and interest in the Acquired Assets. Buyer shall not acquire any other assets from Seller.

                  (b) ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing and the sales and use taxes involved in or levied on the transaction. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

                  (c) PURCHASE PRICE. Concurrently herewith, the Buyer agrees
to pay to the Seller [                  ](1) payable in immediately available
funds in United States Dollars by wire transfer in accordance with Seller's Wire Instructions.

                  (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Seller, 4300 North Harbor Boulevard, Fullerton, California, concurrently herewith.

                  (e) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller is executing, and delivering to the Buyer (A) an assignment attached hereto as Exhibit F and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (ii) the Buyer is executing and delivering to the Seller (A) the Assumption Agreement, and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (iii) the Buyer is delivering to the Seller the consideration specified in Section 2(c) above.

                  (f) ALLOCATION. The parties to this Agreement agree to determine the amount of and allocate the total consideration transferred by Buyer to the Seller, pursuant to this Agreement (the "Consideration") in accordance with the fair market value of the assets and liabilities transferred. The Seller shall promptly after the Closing provide the Buyer with one or more schedules allocating the Consideration. If the Buyer disagrees with any items reflected on the schedules so provided, the Buyer shall have the right to notify the Seller of such disagreement and its reasons for so disagreeing, in which case the Seller and the Buyer shall attempt to resolve the disagreement; PROVIDED that the Buyer agrees to accept and be bound by the determination of the Seller, which agrees that such determination and allocation shall be reasonable. The Seller and the Buyer agree to prepare and file an IRS Form 8594 in a timely fashion in accordance with the rules under Section 1060 of the Code. The determination and allocation of the Consideration
----------------------

(1) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

derived pursuant to this subsection (f) shall be binding on Seller and Buyer for all Tax reporting purposes.

         3. CONDITIONS AND COVENANTS. The seller agrees to consummate the transactions to be performed by it pursuant to this agreement only upon the condition and in reliance on the buyer making and hereby affirming the following covenants:

                  (a) The Buyer will in accordance with the agreement
attached hereto as Exhibit G perform [                ](2) in contract
research and development services for and under the direction of the Seller on Array Chip technology and products of interest to the Seller.

                  (b) The Buyer and the Seller will, at the Closing, establish Joint Venture, L.L.C., a Delaware limited liability company (the "LLC") pursuant to the terms of the Operating Agreement. Buyer and its successors in interest covenants and agrees that the LLC will at all times be an "Affiliate" of the Buyer or its successors as that term is defined in the Isis Agreement.

                  (c) The Buyer and the Seller will enter into the 10-year (renewable thereafter by mutual agreement) OEM Supply Agreement for Array Chips to be manufactured by Buyer and sold by Seller in the diagnostic and bioresearch fields attached hereto as Exhibit H.

                  (d) If the Buyer hereafter desires to negotiate with Oxford Gene Technology (or any successor in interest) to obtain for the Buyer a more favorable royalty rate or other terms more favorable than those contained in the Isis Agreement, the Buyer will: (A) inform Seller of such desire and, if Buyer engages in such negotiations, of the content, substance and progress of such negotiations, and (B) will not enter into any agreement which contains a more favorable royalty rate or other terms more favorable than those contained in the
Isis Agreement [                ].(3)

                  (e) Subject to due diligence and confirmation of technical feasibility, the Buyer will use reasonable commercial efforts, in light of commercial opportunity, to assure that, within ninety (90) days of the Closing, it will complete the modification of the scanners and other instruments and systems it currently sells for use with Array Chips to
efficiently interact with the Seller's [                ].(4) Buyer agrees
and covenants that it will use commercially reasonable efforts in light of commercial opportunity to assure that any scanners and other instruments and systems it hereafter sells or promotes during the ten (10) years following the Closing will, at the time of first commercial sale, be configured and adapted to interact with Seller's then current laboratory information and management systems. Seller covenants and agrees to keep the Buyer informed of its developments in laboratory and management systems and of the modifications required in

----------------------

(2) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(4) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Buyer's scanners, instruments and systems to facilitate use with Seller's laboratory information and management systems.

                  (f) The Buyer will, during the ten (10) years following the Closing, use commercially reasonable efforts to actively promote the Seller
with the Buyer's customers as the preferred source for [                  ]
(5) systems and products. Included within such promotion, by way of example only and not limitation, shall be (A) the Buyer, at least once each calendar quarter, providing to the Seller a list of customers to whom it has sold a Buyer scanner, instrument or system for Array Chips in the preceding three
(3) months, such list to include the name and address of the customer, the identity of a key contract and the type of Buyer scanner, instrument or system sold (the foregoing information to be used by Seller only to promote
the sale of [                  ](6) products and services), (B) semi-annual
meetings between Buyer's marketing and sales staff in charge of its scanners, instruments and systems products and Seller's marketing and sales staff in
charge of its [                  ](7) products and services and any follow-on
or similar products and services to develop, execute and administer co-marketing and promotional plans and co-making of sales calls for such products and services, and (C) each party (a "first party") permitting the other party (a "second party") to use the first party's trademarks and depictions of its products in marketing and promotional literature (such second party literature to be subject to the first party's review and approval, not to be unreasonably withheld or delayed, prior to release by such second party).

                  (g) The Buyer will not knowingly, after exercising due caution, care and diligence, and undertaking reasonable inquiry, sell any of its Array Chips to an end user who will use such Chips on an instrument, system or device manufactured or distributed by the Seller. Similarly, the Buyer will proactively and regularly inform each of its dealers and distributors that the Buyer's array chips should not be sold to end users who will use such Array Chips on an instrument, system or device manufactured or distributed by the Seller. For the avoidance of doubt, Seller's instruments, systems and devices, as those terms are used in this Subparagraph (g) does
not include [                  ](8) products or services.

         4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

                  (a) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller have duly authorized the execution, delivery, and performance of this Agreement by the Seller. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller and the performance of each of this Agreement and the Ancillary Agreements by Seller of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated

(5) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(6) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(7) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(8) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

herein and therein have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by general principles of equity.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its Certificate of Incorporation or Bylaws of the Seller or (ii) to the Knowledge of the Seller conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of the Seller, the Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  (d) BROKER'S FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (e) INTELLECTUAL PROPERTY. Schedule 4 attached hereto identifies each patent which has been issued to the Seller with respect to its intellectual property associated with the Acquired Assets, identifies each pending patent application which the Seller has made with respect to any of its intellectual property associated with the Acquired Assets, and identifies each license, agreement, or other permission (if any) which the Seller has granted to any third party with respect to any of its intellectual property associated with the Acquired Assets.

                  (f) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Section 4 and except that Seller represents it has good and marketable title to the Acquired Assets, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Acquired Assets, Liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in this Section 4, the Buyer is purchasing the Acquired Assets on an "as-is, where-is" basis free and clear of all Security Interests. Without limiting the generality of the foregoing, the Seller makes no representation or warranty regarding any assets other than the Acquired Assets or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity.

                  (g) NO THIRD PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of Seller's assets, properties or rights included in the Acquired Assets.

                  (h) LEGAL PROCEEDINGS. There are no suits, actions, claims, proceedings or investigations pending or to the Knowledge of the Seller threatened against, relating to or involving the Acquired Assets before any court, arbitration or administrative or government body which if finally determined adversely are reasonably likely, individually or in the aggregate to have a material adverse effect on the Acquired Assets or on the ability to consummate this transaction.

                  (i) Seller, subject to the remainder of this Paragraph, represents that as of the day prior to this Agreement to its Knowledge the Isis Agreement is in full force and effect and that to its Knowledge the Acquired Assets include all of Seller's assets relating to the business in products licensed under the Isis Agreement. For the avoidance of doubt, the
parties agree that United States Patent No. [                  ](9) and its
U.S. and foreign counterparts is not related to the business in products licensed under the Isis Agreement and is not an Acquired Asset. It is expressly understood and agreed that if for any reason Buyer shall be deemed not to be the assignee of the Isis Agreement under this Agreement that Buyer shall have no right of action or recourse against Seller for breach of contract or breach of warranty or failure of consideration or tort or under any other legal or equitable theory and no right to terminate or rescind or reform this Agreement or any other agreement between the parties nor to direct, indirect, special or consequential damages of any kind or nature nor shall Buyer be entitled to demand or receive return of the consideration paid under this Agreement or any other agreement to Seller; provided that if the foregoing representations are knowingly false Buyer may demand and receive return of the monetary consideration paid under Paragraph 2(c). Buyer recognizes and accepts that it has entered this Agreement and all other agreements between the parties entirely at its own risk.

         5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 5 are correct and complete as of the date of this Agreement.

                  (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) AUTHORIZATION. The Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly approved by the board of directors

(9) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of the Buyer. No other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and upon execution and delivery the Ancillary Agreements will be, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Certificate of Incorporation or Bylaws or (ii) to the Knowledge of the Buyer conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

                  (d) BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         6. COVENANTS.

                  (a) INDEMNIFICATION. The Buyer will defend, indemnify and hold the Seller harmless from any and all damages awarded to OGT or agreed to be paid to OGT by Buyer to effect a settlement, arising out of, related to or connected with any demands, claims, actions, suits, proceedings, or litigation ("Claims") brought by Isis Innovation Limited, its successor in interest, Oxford Gene Technology, or any person or party claiming through them on account of resulting from or arising out of the transfer of the Isis Agreement from the Seller to the Buyer. The foregoing indemnity obligations are subject to the following: (1) Seller shall promptly notify Buyer of the claim or suit for which indemnity is sought; (2) Seller shall provide Buyer with the opportunity to defend and/or settle the claim or suit provided that such settlement does not alter or compromise the status of LLC as an Affiliate of Buyer and the rights of the LLC as an Affiliate to full and unrestricted access to the licenses and rights to patents as provided for in the Isis Agreement; and, (3) Seller shall cooperate fully with Buyer in the defense or settlement of the claim or suit (subject to the provisos of subparagraph (2) hereof) at the expense of Buyer.

                  (b) MAINTENANCE AND CONTINUATION OF THE ISIS AGREEMENT. Buyer agrees to and shall, at all times during the full term of the Isis Agreement (a) fully, completely and timely comply with all of its duties and obligations under the Isis Agreement such that Affymetrix is not at any time in breach of such Agreement, (b) not do any act which could, or with the passage of time could, give rise to a right in the licensor of the Isis Agreement to terminate such Agreement,

(c) not fail to do any act which could, or with the passage of time could, give rise to a right in the licensor of the Isis Agreement to terminate such Agreement, and (d) not do any act or take any steps which could, or with the passage of time could, cause the LLC not to be an Affiliate as that term is defined in the Isis Agreement. Buyer specifically acknowledges that its duty to maintain the Isis Agreement, in full force and effect and to maintain the status of the LLC as an Affiliate of Buyer with full and unrestricted access to the licenses provided for under the Isis Agreement are essential and material elements of this Agreement and a material part of the consideration to Seller under this Agreement. Included, by way of example and not limitation, within the foregoing acts which Buyer shall not do are: (a) entering into a consortium with any third party which would entitle such third party to a license under one or more of the patents which are the subject of the Isis Agreement; or, (b) subject to the proviso hereafter, extending access to the Isis Agreement and the patents which are the subject thereof to any Affiliate, other than LLC, which is not owned one hundred percent (100%) by Buyer; provided that, if the law or regulations of any country wherein such Affiliate is domiciled prohibit one hundred percent (100%) ownership of a domestic Person by a foreign Person or tax incentives in the country of domicile require domestic participation in the Person to receive the benefit of the tax incentive, then, in such case the Affiliate may have access to the Isis Agreement and the patents which are the subject thereof so long as Buyer owns the maximum percentage allowed by such law or regulation or the maximum percentage that still enables Buyer to receive the benefit of such tax incentive.

                  (c) FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing.

         7. REPURCHASE OPTION. Buyer hereby grants Seller and Seller accepts an irrevocable option to acquire from Buyer the Acquired Assets for
[               ](10) on the occurrence of either of the following events:
(A) Buyer's sales of products which practice the methods covered by one or
more of the claims of United States Letters Patent Nos. [              ](11)
are less than [               ],(12) or (B) Buyer voluntarily files a
proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect or has a petition in bankruptcy filed against it which is not removed within sixty
(60) days, or Buyer executes and delivers a general assignment for the benefit of its creditors or Buyer files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceedings in the nature of the foregoing or Buyer seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Buyer or for all or any substantial part of Buyer's assets. Buyer agrees to provide prompt written notice to Seller of the occurrence of either of the foregoing events which notice

----------------------
(10) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(11) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(12) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

shall include an irrevocable offer, open for not less than sixty (60) days,
to sell Buyer the Acquired Assets for [             ](13)

         8. MISCELLANEOUS.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall terminate on Closing.

                  (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) ENTIRE AGREEMENT. Except as to the side letter from Seller to Buyer of even date herewith this Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Except to a successor to substantially all of its assets or in connection with a merger or reorganization, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

                  (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Seller:         Beckman Coulter, Inc.
                                            4300 North Harbor Boulevard
                                            Fullerton, CA 92834-3100
                                            Fax:
                                            Attention: President
----------------------

(13) CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  Copy to:                  Beckman Coulter, Inc.
                                            4300 North Harbor Boulevard
                                            Fullerton, CA 92834-3100
                                            Fax:
                                            Attention: General Counsel

                  If to the Buyer:          Affymetrix, Inc.
                                            3380 Central Expressway
                                            Santa Clara, California 95051
                                            Attention:   Steve Fodor

                  Copy to:                  Affymetrix, Inc.
                                            3380 Central Expressway
                                            Santa Clara, California 95051
                                            Attention:   Vern Norviel

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.

                  (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) EXPENSES. The Buyer and the Seller will each bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                  (m) VENUE; WAIVERS. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the proper state or federal court residing in the County of the party to be charged as the defendant, State of California, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to his or its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any clam that it is not personally subject to the jurisdiction of the courts for any reason other than the failure to serve process in accordance with this subsection (m), (b) that it, or its property, is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Any and all service and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

                  (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                  ASSIGNOR:

                                  BECKMAN COULTER, INC., a Delaware
                                  corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                  ASSIGNEE:

                                  AFFYMETRIX, INC., a California corporation

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------